CONSOLIDATED FINANCIAL STATEMENTS AND REPORT
OF INDEPENDENT CERTIFIED PUBLIC ACCOUNTANTS
INTERNET BILLING COMPANY, LTD.
AND SUBSIDIARIES
December 31, 2001, 2000 and 1999

                                 C O N T E N T S


                                                                          Page

REPORT OF INDEPENDENT CERTIFIED PUBLIC ACCOUNTANTS ..................      1

CONSOLIDATED FINANCIAL STATEMENTS

    CONSOLIDATED BALANCE SHEETS .....................................      2

    CONSOLIDATED STATEMENTS OF EARNINGS .............................      3

    CONSOLIDATED STATEMENT OF PARTNERS' EQUITY ......................      4

    CONSOLIDATED STATEMENTS OF CASH FLOWS ...........................    5 - 6

    NOTES TO CONSOLIDATED FINANCIAL STATEMENTS ......................    7 - 16

                         REPORT OF INDEPENDENT CERTIFIED
                               PUBLIC ACCOUNTANTS

Partners
Internet Billing Company, Ltd.

We have audited the accompanying consolidated balance sheets of Internet Billing Company, Ltd. (a Florida limited partnership) and Subsidiaries as of December 31, 2001 and 2000, and the related consolidated statements of earnings, partners' equity, and cash flows for each of the three years in the period ended December 31, 2001. These financial statements are the responsibility of the Company's management. Our responsibility is to express an opinion on these financial statements based on our audits.

We conducted our audits in accordance with auditing standards generally accepted in the United States of America. Those standards require that we plan and perform the audit to obtain reasonable assurance about whether the financial statements are free of material misstatement. An audit includes examining, on a test basis, evidence supporting the amounts and disclosures in the financial statements. An audit also includes assessing the accounting principles used and significant estimates made by management, as well as evaluating the overall financial statement presentation. We believe that our audits provide a reasonable basis for our opinion.

In our opinion, the financial statements referred to above present fairly, in all material respects, the consolidated financial position of Internet Billing Company, Ltd. and Subsidiaries as of December 31, 2001 and 2000, and the results of their consolidated operations and their consolidated cash flows for each of the three years in the period ended December 31, 2001 in conformity with accounting principles generally accepted in the United States of America.

/s/ Grant Thornton LLP
----------------------

Weston, Florida
March 6, 2002

                 Internet Billing Company, Ltd. and Subsidiaries

                           CONSOLIDATED BALANCE SHEETS

                                  December 31,


                                     ASSETS

                                                                 2001                  2000
                                                           -------------          -------------
Current assets
    Cash and cash equivalents ...........................  $  27,477,972          $   9,106,607
    Certificates of deposit - restricted ................      3,000,000              3,200,000
    Accounts receivable, net of allowance for doubtful
      accounts of $821,720, and $903,953 in 2001
      and 2000, respectively ............................      5,776,665              4,267,279
    Other receivables - related parties .................      3,234,454              3,602,121
    Prepaid expenses and other current assets ...........        619,153                443,027
                                                           -------------          --------------

              Total current assets ......................     40,108,244             20,619,034

Property and equipment, net of accumulated
  depreciation ..........................................     12,113,843             13,784,376

Other assets ............................................        339,744                 27,985
                                                           -------------          --------------

              Total assets ..............................  $  52,561,831          $  34,431,395
                                                           =============          =============


                        LIABILITIES AND PARTNERS' EQUITY

Current liabilities

    Accounts payable ....................................  $   1,107,310          $      89,030
    Accrued expenses ....................................      1,301,308              1,362,128
    Client payouts ......................................     29,961,944             22,588,711
    Deferred payouts ....................................     17,506,329              9,338,511
    Note payable ........................................             -                 909,000
                                                           -------------          -------------

              Total liabilities .........................     49,876,891             34,287,380

Partners' equity ........................................      2,684,940                144,015
                                                           -------------          -------------

              Total liabilities and partners' equity ....  $  52,561,831          $  34,431,395
                                                           =============          =============

The accompanying notes are an integral part of these statements.

                 Internet Billing Company, Ltd. and Subsidiaries

                       CONSOLIDATED STATEMENTS OF EARNINGS

                        For the Years Ended December 31,


                                                                 2001            2000            1999
                                                           -------------   --------------   -------------
Revenue

    Service revenue ....................................   $  50,316,013    $  33,983,574   $  19,193,906
    Other fee revenue ..................................       1,182,250          476,631         369,806
                                                           -------------    -------------   -------------

               Total revenue ...........................      51,498,263       34,460,205      19,563,712

Operating costs and expenses
    Cost of revenue ....................................      24,250,226       17,727,269      11,060,212
    General and administrative .........................      21,947,823       12,477,521       5,860,434
                                                           -------------    -------------   -------------

               Total operating costs and expenses ......      46,198,049       30,204,790      16,920,646
                                                           -------------    -------------   -------------

               Earnings from operations ................       5,300,214        4,255,415       2,643,066
                                                           -------------    -------------   -------------

Other income

    Miscellaneous ......................................         331,079          223,732          47,041
    Interest income ....................................         809,466          672,926         423,535
                                                           -------------    -------------   -------------

               Total other income ......................       1,140,545          896,658         470,576
                                                           -------------    -------------   -------------

               Net earnings ............................   $   6,440,759    $   5,152,073   $   3,113,642
                                                           =============    =============   =============



The accompanying notes are an integral part of these statements.

                 Internet Billing Company, Ltd. and Subsidiaries

              CONSOLIDATED STATEMENT OF PARTNERS' EQUITY (DEFICIT)

                  Years Ended December 31, 2001, 2000 and 1999


Balance at December 31, 1998 ...........................    $  (1,097,825)

Distributions to partners ..............................       (3,049,697)

Net earnings ...........................................        3,113,642
                                                            -------------
Balance at December 31, 1999 ...........................       (1,033,880)

Distributions to partners ..............................       (3,555,168)

Additional investments .................................       17,886,000

Redemption of partnership units ........................      (18,305,010)

Net earnings ...........................................        5,152,073
                                                            -------------

Balance at December 31, 2000 ...........................          144,015

Distributions to partners ..............................       (3,899,834)

Net earnings ...........................................        6,440,759
                                                            -------------

Balance at December 31, 2001 ...........................    $   2,684,940
                                                            =============



The accompanying notes are an integral part of this statement.

                 Internet Billing Company, Ltd. and Subsidiaries

                      CONSOLIDATED STATEMENTS OF CASH FLOWS

                        For the Years Ended December 31,


                                                                            2001                  2000                  1999
                                                                    -----------------     -----------------     -----------------
Cash flows from operating activities:
    Net earnings .............................................      $       6,440,759     $       5,152,073     $       3,113,642
    Adjustments to reconcile net earnings to
      net cash provided by operating activities:
       Depreciation and amortization .........................              3,566,198             1,719,381               260,214
    Changes in operating assets and liabilities:
       (Increase) decrease in assets:
          Accounts receivable ................................             (1,509,386)           (3,203,944)             (359,253)
          Other receivable - related parties .................                367,667               267,360              (568,871)
          Prepaid expenses ...................................               (176,126)             (264,157)              (52,942)
          Other assets .......................................               (311,759)              (17,996)                2,521
       Increase (decrease) in liabilities:
          Accounts payable and accrued expenses ..............                957,460               610,547               (48,736)
          Client payouts .....................................              7,373,233            11,218,197             3,042,129
          Deferred payouts ...................................              8,167,818             3,422,308             2,852,668
                                                                    -----------------     -----------------     -----------------

              Net cash provided by operating activities ......             24,875,864            18,903,769             8,241,372
                                                                    -----------------     -----------------     -----------------

Cash used in investing activities:
    Change in certificates of deposit ........................                200,000              (200,000)                   -
    Purchase of property and equipment .......................             (1,895,665)           (2,163,537)             (595,395)
    Assets from acquisition ..................................                     -            (10,155,000)                   -
                                                                    -----------------     -----------------     -----------------

              Net cash used in investing activities ..........             (1,695,665)          (12,518,537)             (595,395)
                                                                    -----------------     -----------------     -----------------

Cash used in financing activities:
    Note issued for acquisition ..............................                     -              4,155,000                    -
    Payments on note issued for acquisition ..................               (909,000)           (3,246,000)                   -
    Payments received on notes receivable - partners .........                     -              1,536,225               249,205
    Distributions paid to partners ...........................             (3,899,834)           (3,555,168)           (3,049,697)
    Investments from new partners ............................                     -             15,886,000                    -
    Redemption of partnership units ..........................                     -            (18,305,010)                   -
                                                                    -----------------     -----------------     -----------------

              Net cash used in financing activities ...........            (4,808,834)           (3,528,953)           (2,800,492)
                                                                    -----------------     -----------------     -----------------

Net change in cash and cash equivalents                                    18,371,365             2,856,279             4,845,485

Cash and cash equivalents - beginning of year .................             9,106,607             6,250,328             1,404,843
                                                                    -----------------     -----------------     -----------------

Cash and cash equivalents - end of year .......................     $      27,477,972     $       9,106,607     $       6,250,328
                                                                    =================     =================     =================


                                                                     (continued)

                 Internet Billing Company, Ltd. and Subsidiaries

                        For the Years Ended December 31,


                                                                           2001                  2000                  1999
                                                                    -----------------     -----------------     -----------------
Supplemental disclosures of cash flow information
    Noncash investing and financing activities:
       Asset contribution by partner .........................      $              -      $       2,000,000     $              -
       Purchase of software for debt .........................      $              -      $         909,000     $              -




The accompanying notes are an integral part of these statements.

                 Internet Billing Company, Ltd. and Subsidiaries

                   NOTES TO CONSOLIDATED FINANCIAL STATEMENTS

                        December 31, 2001, 2000 and 1999


NOTE A - SUMMARY OF SIGNIFICANT ACCOUNTING POLICIES

     1.   Principles of Consolidation
          ---------------------------

          The consolidated financial statements include the accounts of Internet Billing Company, Ltd. and its wholly-owned subsidiaries (hereafter collectively referred to as the "Company"). All significant intercompany accounts and transactions have been eliminated in consolidation.

     2.   Nature of Operations
          --------------------

          The Company is a worldwide provider of secure payment processing solutions and other value added services for consumer-to-business ("C2B"), business-to-business ("B2B") and person-to-person ("P2P") electronic commerce. The Company provides its services primarily to clients that operate on the World Wide Web. The Company collects from financial institutions and billing processors (credit card, telephone, bank billers) all payments made by the purchasers of goods and services. The Company's "service revenue" constitutes its aggregate fees for providing its services.

     3.   Cash Equivalents
          ----------------

          The Company considers all highly liquid investments with original maturities of three months or less to be cash equivalents. The carrying amount of cash and cash equivalents approximates fair value due to the short-term maturities of these instruments. The Company's policy is to invest cash in excess of operating requirements in income producing investments. Cash investments primarily include money market accounts.

     4.   Certificates of Deposit - Restricted
          ------------------------------------

          The Company's policy is to invest cash in excess of operating requirements in income producing investments. Certificates of deposit are stated at cost which approximates market. Certificates of deposit are pledged as collateral on letters of credit (see Note B).

     5.  Accounts Receivable
         -------------------

          Accounts receivable represent obligations of financial institutions, billing processors and web clients for transactions processed. The Company has established an allowance for amounts estimated to be uncollectable.

                                                                     (continued)

                 Internet Billing Company, Ltd. and Subsidiaries

                        December 31, 2001, 2000 and 1999



NOTE A - SUMMARY OF SIGNIFICANT ACCOUNTING POLICIES - Continued

     6.   Property and Equipment
          ----------------------

          Property and equipment are stated at cost less accumulated depreciation. Depreciation and amortization is provided for using the straight-line method over the estimated useful lives ranging from 3 to 10 years. Leasehold improvements are amortized over the lives of the respective leases or the service lives of the improvements, whichever is shorter.

     7.   Client Payouts
          --------------

          Client payouts represent payments due to web clients for the value of processed transactions net of the Company's service fee.

     8.   Deferred Payouts
          ----------------

          The Company generally holds a revolving six month reserve from client payments of approximately 2%-10% of the total gross transactions processed. The reserve is established to cover potential losses that may occur from future chargebacks.

     9.   Revenues
          --------

          The Company's revenues are primarily generated from the service fee charged to web clients for providing payment processing solutions. Revenue is recognized in the month the corresponding online purchases are made or services rendered. The Company also provides other value-added services which are included in other fee revenue.

    10.   Income Taxes
          ------------

          Income taxes on the net earnings of the limited partnership for the year are payable personally by the partners and, accordingly, are not reflected in the financial statements.

    11.   Use of Estimates in Financial Statements
          ----------------------------------------

          In preparing financial statements in conformity with accounting principles generally accepted in the United States of America, management is required to make estimates and assumptions that affect the reported amounts of assets and liabilities, the disclosure of contingent assets and liabilities at the date of the financial statements, and the reported amounts of revenues and expenses during the reporting period. Actual results could differ from those estimates.

                                                                     (continued)

                 Internet Billing Company, Ltd. and Subsidiaries

                        December 31, 2001, 2000 and 1999

NOTE A - SUMMARY OF SIGNIFICANT ACCOUNTING POLICIES - Continued

    12.   Advertising Costs
          -----------------

          Advertising costs are charged to expense when incurred, which includes the amortization of advertising payments over their respective useful life. The total amount of advertising expense for the years ended December 31, 2001, 2000 and 1999 was $1,294,540, $1,708,830, and
          $789,067 respectively.

    13.   Risks and Uncertainties
          -----------------------

          The Company's future results of operations involve a number of risks and uncertainties. Factors that could affect the Company's future operating results and cause actual results to differ materially from expectations include, but are not limited to: customer adoption and continual usage of the Company's products, competition, changes to credit card association rules and practices, fines due to potential excessive chargebacks which could lead to the inability to accept certain credit cards for payment, the Company's ability to manage fraud, application of laws and regulations to the Company's business, legal and patent matters, concentration of business volume, and the Company's ability to manage growth.

          The Company utilizes a merchant bank processor that settles the majority of the Company's transactions.

    14.   Presentation
          ------------

          Certain prior year balances have been reclassified to conform with the current year presentation.

    15.   Unit Split
          ----------

          The Company's Board of Directors approved a ten thousand for one unit split of the Company's partnership units, effective January 1, 2002. Partnership units outstanding, giving retroactive effect to the unit split, at December 31, 2001 and 2000 are 9,747,000.

                Internet Billing Company, Ltd. and Subsidiaries

                        December 31, 2001, 2000 and 1999

NOTE B - CERTIFICATES OF DEPOSIT - RESTRICTED

     The Company has certificates of deposit totaling $3,000,000 and $3,200,000 with a financial institution at prevailing market rates at December 31, 2001 and 2000, respectively. The certificates of deposit were pledged, primarily, as collateral on a letter of credit issued by the Company's bank for the purpose of assuring future payment of potential chargebacks. While the letter of credit is outstanding, the funds are not available for use by the Company.

NOTE C - PROPERTY AND EQUIPMENT

     Property and equipment as of December 31, 2001 and 2000 consist of:


                                                                  2001                  2000
                                                           ------------------    ------------------
           Computer software .........................     $       12,731,568    $       12,474,237
           Equipment .................................              4,057,317             2,735,169
           Furniture and fixtures ....................                501,373               463,685
           Leasehold improvements ....................                379,960               200,716
           Construction in progress ..................                168,997                79,199
                                                           ------------------    ------------------
                                                                   17,839,215            15,953,006
           Less accumulated depreciation
             and amortization ........................             (5,725,372)           (2,168,630)
                                                           ------------------    ------------------

                                                           $       12,113,843    $       13,784,376
                                                           ==================    ==================

     On July 12, 2000, the Company completed the acquisition of NetLeader, Inc., a software provider. The acquisition, recorded under the purchase method of accounting, included the purchase of assets for $10,155,000 in cash and notes, and 400,000 units valued at $2,000,000. The assets acquired will be amortized over a period of 5 years using the straight line method. In 2000, prior to the acquisition, the Company paid fees of approximately $1.9 million to NetLeader, Inc. for software license fees.

     The $10,155,000 was paid using $6,000,000 in cash and a note of $4,155,000 whose balance at December 31, 2000 was $909,000; which was paid in accordance with its terms by January 31, 2001.

     Depreciation and amortization expense was approximately $3,566,197, $1,719,318, and $260,214 for the years ended December 31, 2001, 2000 and
     1999, respectively.

                Internet Billing Company, Ltd. and Subsidiaries

                           December 31, 2001, 2000 and 1999


NOTE D - OTHER ASSETS

     Included in other assets at December 31, 2001 and 2000, are investments in affiliates of approximately $62,000 and $19,000, respectively. The investments in affiliates represent the Company's 50% investment in Interactive Payments, LLC; DebitPayment.com, LLC; and ITL, Inc. and the Company's 23% investment in Certidigm, LLC. The Company accounts for these investments on the equity method. At December 31, 2001, the Company was owed $125,181 from Interactive Payments, LLC.

     Also included in other assets at December 31, 2001 are capitalized costs for patents, trademarks, and other intellectual property.

NOTE E - EMPLOYEE BENEFIT PLAN

     During 1999, the Company instituted a 401(k) Savings Plan (the Plan) covering all eligible employees of the Company. To participate in the Plan, an employee must complete a minimum of 90 days of service as a full time employee and attain age 21. Under the Plan, eligible employees may contribute 1% to 15% of their pre-tax earnings to a maximum allowed by the IRS. The Company will match an amount equal to 50% of the first 7% of the compensation contributed. Employees vest over a period of 4 years at a rate of 0%, 50%, 75% and 100% in year four. Contributions to the plan for the years ended December 31, 2001, 2000 and 1999 totalled $81,711, $37,588, and $14,606, respectively.

NOTE F - COMMITMENTS AND CONTINGENCIES

     The Company leases its office space and facilities under operating lease agreements extending through April, 2003. Generally, the leases provide for renewal for various periods at stipulated rates. The leases provide that the Company pay taxes applicable to the leased premises.

     The following is a schedule by years of the approximate future minimum rental payments:

                        2002 ............   $       238,913
                        2003 ............           150,935
                        2004 ............             7,226
                                            ---------------

                                            $       397,074
                                            ===============

     Total rental expense under these leases amounted to $439,791 $314,969 and $205,452 for the years ended December 31, 2001, 2000, and 1999, respectively.

                                                                     (continued)

                Internet Billing Company, Ltd. and Subsidiaries

                        December 31, 2001, 2000 and 1999


NOTE F - COMMITMENTS AND CONTINGENCIES - Continued

     During 2001, the Company entered into an agreement to purchase the assets of a company. The contingent purchase amount is to be derived from 35% of gross revenue generated from the assets for a period of five years until the total amount paid to the seller is equal to $1 million. In the event the amount paid in the first year subsequent to the closing does not equal $75,000, the seller may repossess the assets and terminate the agreement. As of December 31, 2001, no payments had been paid pursuant to the purchase agreement.

NOTE G - PARTNERSHIP EQUITY

     On April 30, 2000, the Company granted options to purchase 875,000 units to key employees. The options expire within 30 days of the date of employment termination. In addition, the Company granted options to purchase 100,000 units on December 20, 2000 to another key employee which expire two years from grant date. These warrants are accounted for under the minimum value method specified in APB 25.

     In 2001, the Company granted options to purchase 390,000 units to key employees and members of the Board of Directors. The Options are immediately exercisable and expire in two years.

     Had compensation cost for the options issued to employees been determined based on the fair value of options at the grant dates consistent with the method of SFAS 123, the Company's net earnings would have been changed to the pro forma amounts indicated below.

                                             2001                2000
                                      ---------------     ---------------
            Net earnings

                 As reported ........ $     6,440,759     $     5,152,073
                 Pro forma .......... $     5,726,721     $     4,520,049

     The fair value of each option grant is estimated on the date of grant using the minimum value method with the following weighted average assumptions: dividend yield of 0.0 percent; risk-free interest rate of 5.0% in 2001 and 6.0% in 2000; and holding period of two years for the period ended December 31, 2001 and three years for the period ending December 31, 2000.



                                                                     (continued)

                Internet Billing Company, Ltd. and Subsidiaries

                        December 31, 2001, 2000 and 1999



NOTE G - PARTNERSHIP EQUITY - Continued

     A summary of the status of the Company's options is as follows:

                                                  December 31, 2001                   December 31, 2000
                                            -------------------------------     ------------------------------
                                                                  Weighted                           Weighted
                                                                  Average                            Average
                                                                  Exercise                           Exercise
                                                 Units             Price            Units             Price
                                            --------------    -------------     -------------    -------------
         Options at beginning of year ...          975,000     $      4.87                 -      $        -
         Options granted during
           the year .....................          390,000            7.15            975,000            4.87
         Options forfeited during
           the year .....................          (50,000)          (4.87)                -               -
                                            -------------      -----------      -------------     -----------

         Options at end of year .........        1,315,000     $      5.55            975,000     $      4.87
                                            ==============                      =============
         Options exercisable
           at end of year ...............        1,315,000                            680,800


     The following information applies to options outstanding at December 31, 2001:

                                       Warrants Outstanding                          Warrants Exercisable
                         --------------------------------------------------    --------------------------------
                                            Weighted -
                                             Average            Weighted -                          Weighted -
                                            Remaining            Average                             Average
      Exercise Prices         Units     Contractual Life     Exercise Price        Units         Exercise Price
      ---------------    ------------   -----------------   ---------------     -------------   ---------------
          $2.50              50,000              1              $   2.50           50,000           $   2.50
          $5.00              50,000              1              $   5.00           50,000           $   5.00
          $5.00             825,000             N/A *           $   5.00          825,000           $   5.00
          $5.00              55,000              2              $   5.00           55,000           $   5.00
          $7.50             335,000              2              $   7.50          335,000           $   7.50

     * Warrants expire within 30 days of termination of employment. The weighted average remaining contractual life cannot be calculated.

     The above unit and unit price information has been adjusted for the ten thousand for one unit split (see Note A).

     On February 4, 2002, the Company's board approved the granting of options to purchase 300,000 partnership units to various employees effective January 1, 2002. The option strike price is $7.50/unit with vesting to occur at 1 year, 3 years and 5 years.

     On February 5, 2002 and March 5, 2002, the Company distributed approximately $650,000 and $1,450,000, respectively, to the partners.

                Internet Billing Company, Ltd. and Subsidiaries

                        December 31, 2001, 2000 and 1999


NOTE H - RELATED PARTY TRANSACTIONS

     Other receivables - related parties consist of:

                                                2001                  2000
                                        ------------------    ------------------
     Note receivable - officer ......   $          100,000    $               -
     Due from related company .......            3,067,822             3,359,000
     Other ..........................               66,632               243,121
                                        ------------------    ------------------

         Total ......................   $        3,234,454    $        3,602,121
                                        ==================    ==================

     In 2001, the Company loaned an officer $100,000. Payment is due, in full, to the Company on or before June 30, 2002. The note receivable bears interest at prime plus 1%.

     Certain partners of the Company also own portions of a company that provides the phone billing solutions to the Company. This service offers U.S. callers the option of billing charges to their phone bill. This related party is primarily a provider of call processing services throughout the United States.

     The value (service revenue) for transactions processed by this related company, amounted to approximately $2,485,780, $3,553,000, and $3,152,000 for the years ended December 31, 2001, 2000 and 1999, respectively. Accounts receivable from this related company for transactions in process approximated $3,067,822 and $3,359,000 at December 31, 2001 and 2000,
     respectively. Management believes that fees charged by the related party of approximately $1,679,480, $1,293,000 and $1,288,000 for 2001, 2000 and
     1999, respectively are competitive to fees in the market.

NOTE I - PROFIT SHARING

     The Company has an incentive based profit sharing program for key employees. Annually, up to 15% of net earnings can be set aside for profit sharing. At December 31, 2001, approximately 10.75% of net earnings were being contributed for key employees. Profit sharing expense for the years ended December 31, 2001, 2000 and 1999, was approximately $817,700, $687,000, and $466,000, respectively. At December 31, 2001 and 2000, respectively, there was an employee receivable of approximately $17,000 and $201,000 for excess profit sharing paid during the year.

                Internet Billing Company, Ltd. and Subsidiaries

                        December 31, 2001, 2000 and 1999


NOTE J - SALE OF PARTNERSHIP UNITS

     On January 27, 2000, the Company offered limited partnership units for sale at $5.00 per unit to facilitate the purchase of limited partnership units offered by certain exiting founders. During the year 2000, approximately 3,920,000 units were acquired for $17,661,000 from these partners of which approximately $15,000,000 or 3,270,000 units were sold to new partners.

NOTE K - INDUSTRY CHARGEBACK REQUIREMENTS

     In the Company's industry, credit card companies establish chargeback-monitoring thresholds that provide a framework for policing excessive chargeback activity. If the Company exceeds these thresholds, a credit card company can impose significant fines against the Company or terminate the ability for the Company to accept credit cards for payments. During 2001, one credit card company decreased the threshold for international chargebacks and fines were assessed against the Company, but the Company maintains they did not receive notice of this threshold change in a timely fashion. The Company paid approximately $2 million in fines which have been recorded in 2001 costs of service revenue. The credit card company has agreed that all issues regarding the Company's 2001 performance in the chargeback monitoring program have been resolved and will not be revisited.

     The chargeback thresholds, as well as other credit card association rules and practices, are subject to change from time to time. The Company continues to monitor their compliance with the credit card rules and practices, including the chargeback thresholds; however, there can be no assurance that new causes of excessive chargebacks will not arise in the future. There also can be no assurance that fines will not be imposed against the Company. These fines could have a material adverse effect on the Company.

NOTE L - LEGAL

     The Company is involved in a patent infringement lawsuit, whereby the plaintiff is asserting that the Company infringed upon two patents. The Company denies the allegations and raises serious questions regarding the validity and enforceability of the patents in suit. The Company intends to vigorously defend its position but due to the preliminary nature of the proceedings the outcome is not predictable.

                                                                     (continued)

                Internet Billing Company, Ltd. and Subsidiaries

                        December 31, 2001, 2000 and 1999



NOTE L - LEGAL - Continued

     The Company is also subject to other legal proceedings, and other claims that arise in the ordinary course of its business. In the opinion of management, the amount of ultimate liability, if any, in excess of applicable insurance coverage, is not likely to have a material effect on the financial condition, results of operations or liquidity of the Company. However, as the outcome of litigation or other legal claims is difficult to predict, significant changes in the estimated exposures could occur.

NOTE M - SUBSEQUENT EVENTS (UNAUDITED)

     On April 5, 2002, the Company received notice from its merchant bank that a certain credit card association assessed fines as a result of the Company exceeding certain pre-established chargeback thresholds. The fine amount withheld by the merchant bank approximates $1.2 million and pertains to transactions processed for the month of January 2002. The Company is currently disputing the validity of these fines through its merchant bank; however, there can be no assurance that the fines will be reversed.

     During the first quarter of 2002, the Company ("Seller") entered into an Asset Purchase Agreement with Intercept, Inc. ("Purchaser") to sell substantially all of its assets and liabilities for an initial amount of $112 million plus potential monies from an earn out that extends through December 31, 2003. This transaction closed on April 8, 2002. From the gross proceeds, certain monies totaling $19.6 million were escrowed in accordance with the terms of the Asset Purchase Agreement.

     On April 10, 2002, the Board of Directors reduced the unit exercise price for 1,130,000 options to zero. This action was approved as a means to reward for faithful service.

     During March and April 2002, the Company's merchant bank increased its reserves to $19 million for the purpose of guaranteeing the payment of potential future chargebacks, increased transaction volume, and the potential risk that the Purchaser would change merchant banks for the settlement of transactions processed.